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                                                                    CONFIDENTIAL

                                                                   EXHIBIT 10.30

                     [COLONIAL PIPELINE COMPANY LETTERHEAD]


                                                            Woodbury Area Office
                                                            P.O. Box 727
                                                            Woodbury, NJ  08096


                                                                   June 12, 1991

Cogen Technologies Linden Venture L.P.
1600 Smith Street
Suite 5000
Houston, Texas  77002


RE:  Rights-Of-Way Crossing
     Linden Cogen 345KV Pipe Cable
     Richmond County, New York
     Tax Block 1835 Lot 50
     CPC Locations Nos. 1460-1:2, 1460-2:2 & 1460-5:2


     In connection with the planned installation by Cogen Technologies Linden Venture L.P. ("Cogen") of electric transmission cables and related facilities (Cogen's facilities), whereby Cogen's facilities will cross a Colonial Pipeline Company ("Colonial") right-of-way for (3) petroleum products pipelines on Tax Block 1835 Lot 50, as shown on the Keller & Kirkpatrick Drawing dated April 15, 1991, revision 4, Project 890803, page 97, titled "Map of Proposed Easements", Cogen and Colonial hereby agree as follows:

     1. Cogen agrees to notify Colonial's Operating Supervisor (phone 908/636-3324), at least two working days prior to initial construction and subsequent maintenance or repair in the immediate vicinity of the crossing of the rights-of-way so that Colonial may provide a representative at the site. If he cannot be reached, Cogen will notify Colonial's Area Manager (phone:
609/845-8745).

        Colonial agrees to notify Cogen's Manager of Compliance and Permitting, (phone: 908/474-0800) as in the paragraph above when it plans to repair or otherwise work on its pipeline in the vicinity of the crossing of the rights-of-way.

     2. Cogen and Colonial agree that no excavation or construction will take place within five (5) feet of either side of the extremity of each other's facilities without prior notification, and that no mechanized ditching or excavation shall take place in this area. Both parties agree to completely


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                           COLONIAL PIPELINE COMPANY

expose each other's facilities prior to undertaking any construction, repair or maintenance work within this area. Each party will allow the other party's representative to be present during construction, maintenance, repair or other work. Sub-grading, grading and placement of fill over the pipelines will require the approval of the other party's field representative as to the method and extent. Stockpiling of spoilage or top soil over the pipelines will not take place unless approved by the other party.

     3. Both rights-of-way will stay clear of vehicles and material at all times.

     4. Permanent structures will not be built on either right-of-way in the immediate vicinity of the crossing of the two rights-of-way. Manholes, junction boxes, valve boxes, fire hydrants, service meters, storm drain inlets, and utility poles are considered permanent structures. The impoundment of water over the pipelines will not take place.

        Neither party shall construct fences or temporary structures in either right-of-way in the immediate vicinity of the crossing of the two rights-of-way without the express approval of the other party. Temporary structures include such items as signs, trailers and temporary power poles.

     5. Upon completion of the installation of facilities, Cogen will forward as-built drawings to Colonial.

        Upon request by one party or its agents, the other party will determine the approximate location of its pipeline and right-of-way limits and will furnish such information as requested, but will make no warranty as to the accuracy of the locations and measurements it will provide. Neither party can provide assurance that its permanent line markers are positioned directly over its pipeline.

     6. Pipeline markers damaged or made unusable shall be repaired or replaced at the responsible party's expense. In addition, no pipeline markers shall be obscured from public view.

     7. Both parties agree that no blasting shall be undertaken within the vicinity of the crossing.

     8. Each party agrees that all work on its own and the other party's right-of-way shall be performed in a workmanlike manner and in compliance with applicable government and industry standards and codes.



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     9.   In addition to the above mentioned restrictions, all of the following conditions shall apply:

          A. Parallel occupancy by foreign utilities shall not be permitted longitudinally within either party's right-of-way in the immediate vicinity of the crossing.

          B. Each party agrees that installation of its facilities shall be a minimum of two feet and no inches above or below each other's pipeline, and that this elevation must be maintained for the entire width of the right-of-way. The angle of crossing shall be as near a 90 degree angle as possible.

          C. Each party acknowledges that the other party's pipelines have an impressed electrical current system for the protection of steel casing. Any loss of this protection will be corrected by personnel of the party which owns the damaged pipeline. Repair costs shall be borne by the party causing the damage.

          D. If the approximate location of either party's pipeline is required, steel prod bars, shovels and electrical sensing devices may be used by either party's field personnel. Both parties note that these methods are only approximate and can be misleading, and that the exact location of pipelines can best be determined through test pitting.

          E. If a party requires test pitting to determine the exact location of the other party's pipeline at the time of construction, maintenance, repair or other work, it will notify the other party per Paragraph 1. No test pitting shall take place unless representatives of both parties are present. All costs for this test pitting will be borne by the party which requests it. Any engineering stemming from the amount or location of the test pit data will be the responsibility of the requesting party.

          F. Neither party shall operate heavy equipment over each other's right-of-way unless earth padding has been provided to protect the pipeline from vibrating, overloading or physical damage. Neither party shall locate temporary equipment crossings over each other's right-of-way except at selected locations approved by the other party's field representative. Light to medium weight equipment will require five (5) vertical feet of cover over the pipeline, and heavy equipment will require six (6) vertical feet of cover. Colored


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                           COLONIAL PIPELINE COMPANY


         strips of plastic shall be placed at original grade under the temporary fill so that original grade will not be disturbed when the temporary fill is removed. No equipment or vehicles shall be parked over the pipelines.



         Upon the failure of one party or its representative to comply with any of the terms of this Agreement, the other party reserves the right to revoke this agreement in its entirety and, in the event that the noncomplying party has caused damage, to make any necessary repairs or adjustments to its pipeline or right-of-way with its own forces at the expense of the noncomplying party.


(Signed) /s/ J. M. BOLLINGER  6-24-91        /s/ J. D. CROWELL  6-12-91
         -------------------------------     -------------------------------

(Name)       J. M. Bollinger                     J. D. Crowell
         -------------------------------

(Title)      V. P./General Manager           Woodbury Area Engineer
         -------------------------------     Colonial Pipeline Company
         Cogen Technologies Linden
           Venture, L.P.
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